SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 FUELNATION INC.

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        Florida                       1-12350                   65-0827283
----------------------------    --------------------     -----------------------
(State or Other Jurisdiction    (Commission File         (IRS Employer
 Of Incorporation)               Number)                  Identification Number)

                             1700 N. Dixie Highway,
                                    Suite 125
                              Boca Raton, FL 33432

Registrant's telephone number, including area code: 561-391-5883

Item 5.           Other Events

         On January 2, 2001, the Company successfully completed a private placement pursuant to Regulation D under the Securities Act of 1933, as amended, of 5,193,181 shares of common stock (representing approximately 3.2% of the outstanding equity of the Company after giving effect to such offering), at $0.65 per share, for a total of $3,375,567.65.

         Annexed hereto as Exhibit 99 is a press release relating to the acquisition by the Company of certain assets from Wilmoth Oil Company. There are no assurances the Company will be able to raise the necessary funding to complete the closing of this acquisition.

Item 7(c).  Exhibits

99        Press release of the Company dated January 2, 2001.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                FUELNATION INC.

                                                By: /s/ Chris Salmonson
                                                   --------------------------
                                                   Chris Salmonson, President



DATED: January 2, 2001